UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

Performance Technologies,
Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-27460	16-1158413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 2, 2013, Performance Technologies, Incorporated ("PT") issued a press release announcing its results of operations for the quarter ended March 31, 2013. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by PT on May 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

May 2, 2013	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

May 2, 2013	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Senior Vice President of Finance and Chief Financial Officer

For more information contact:

Dorrance W. Lamb

SVP and Chief Financial Officer

PT

585-256-0200 ext. 7276

http://www.pt.com

finance@pt.com

PT Announces First Quarter 2013

Financial Results

ROCHESTER, NY – May 2, 2013 – PT (NASDAQ: PTIX), a leading global provider of advanced network communications solutions, today announced its unaudited financial results for the first quarter 2013.

Revenue in the first quarter 2013 amounted to $6.3 million, compared to $8.4 million in the first quarter 2012.

On the basis of generally accepted accounting principles (GAAP), the net loss in the first quarter 2013 amounted to ($.9 million), or ($.08) per basic share, based on 11.1 million shares outstanding, including restructuring costs of $.02 per share, amortization of purchased intangible assets of $.02 per share and stock-based compensation expense of $.01 per share. GAAP net income in the first quarter 2012 amounted to $.3 million, or $.03 per diluted share, based on 11.1 million shares outstanding, including stock compensation expense of $.01 per share and amortization of purchased intangible assets of $.03 per share.

The non-GAAP net loss in the first quarter 2013 amounted to ($.3 million), or ($.03) per basic share, compared to non-GAAP net income of $.6 million, or $.06 per diluted share in the first quarter 2012. Please refer to the reconciliations between GAAP and non-GAAP financial measures contained in this release.

On March 31, 2013, the Company had cash and investments amounting to $12.5 million, working capital of $16.5 million and no long-term debt.

“While we are pleased with our 19% sequential quarterly revenue growth and improvement in our working capital position, our objective firmly remains on driving to bottom line profitability,” said John Slusser, president and chief executive officer. “As we execute our refined business strategy announced in January, we continue to make meaningful progress in our key 2013 initiative - advancement of our SEGway Universal Diameter Router product line. During the quarter, we added new Diameter Routing capabilities and features, responded to several major Diameter RFIs/RFPs, quoted over a dozen Diameter opportunities and recognized our first Diameter revenues. We remain very enthusiastic about the opportunities in the Diameter Signaling space, recently further highlighted by the very positive feedback we received on our Signaling Evolution strategy during our participation at the Mobile World Congress, the CCA Global Expo and the Latin America LTE Summit. We expect to increase our sales and marketing investments in our Diameter product line to accelerate its penetration in this growing market.”

About PT (www.pt.com)

PT (NASDAQ: PTIX) is a global supplier of advanced, high availability network communications solutions.

Its SEGway™ Diameter and SS7 Signaling Systems provide tightly integrated signaling and advanced routing capabilities and applications that uniquely span the mission critical demands of both existing and next-generation 4G LTE and IMS telecommunications networks. The Company’s IPnexus® Multi-Protocol Gateways and Servers enable a broad range of IP-interworking in data acquisition, sensor, radar, and control applications for aviation, weather and other infrastructure networks. Established in 1981, PT is headquartered in Rochester, NY and markets and sells its products worldwide through its direct sales organization as well as through channel partners that include major telecommunications equipment vendors, government prime contractors and value-added resellers.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers and the potential loss of key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of PT’s manufacturing capacity and arrangements, the protection of PT’s proprietary technology, errors or defects in our products, the effects of pending or threatened litigation, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations, possible loss or significant curtailment of significant government contracts or subcontracts, possible effects related to compliance with new conflict-free mineral regulations, potential material weaknesses in internal control over financial reporting, and the potential ramifications of our possible inability to comply with NASDAQ’s continued listing requirements. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of PT’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the most recent audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

As a supplement to the GAAP-based consolidated financial statements contained in this press release, the Company is providing a presentation of non-GAAP financial measures which can be useful to investors to gain an overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP financial measures provide useful information to investors by excluding certain expenses the Company believes are not indicative of its core operating results. The non-GAAP financial measures exclude certain expenses such as the effects of (a) amortization of purchased intangible assets, (b) stock-based compensation costs, and (c) restructuring costs.

Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions and forecasting and planning for future periods. We also consider the use of the non-GAAP financial measures to be helpful in assessing various aspects of our business operations.

Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial information and should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP financial information.

A reconciliation of non-GAAP measures to GAAP measures is included herein.

###

A conference call will be held on Friday, May 3, at 10:00 a.m., New York time, to discuss the results. All institutional investors can participate in the conference by dialing (866) 494-3746 or (416) 915-1196. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from May 3 through May 7, 2013. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 817644. A live webcast of the conference call will be available on the PT website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PT is a trademark of Performance Technologies, Inc. The names of actual companies, products, or services may be the trademarks, registered trademarks, or service marks of their respective owners in the United States and/or other countries.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

ASSETS

	March 31, 2013	December 31, 2012

Current assets:
Cash and cash equivalents	$9,004,000	$7,546,000
Investments	3,024,000	4,794,000
Accounts receivable	5,386,000	3,775,000
Inventories	3,246,000	3,615,000
Prepaid expenses and other assets	1,067,000	932,000
Prepaid income taxes	255,000	206,000
Deferred income taxes	444,000	445,000
Total current assets	22,426,000	21,313,000

Investments	453,000	1,969,000
Property, equipment and improvements, net	1,629,000	1,683,000
Software development costs, net	3,697,000	3,716,000
Purchased intangible assets, net	2,601,000	2,835,000
Total assets	$30,806,000	$31,516,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,046,000	$1,134,000
Accrued expenses	1,481,000	1,664,000
Deferred revenue	3,367,000	3,002,000
Fair value of foreign currency hedges	15,000
Total current liabilities	5,909,000	5,800,000
Deferred income taxes	704,000	696,000
Total liabilities	6,613,000	6,496,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	17,648,000	17,591,000
Retained earnings	16,233,000	17,099,000
Accumulated other comprehensive income	(3,000)	15,000
Treasury stock	(9,818,000)	(9,818,000)
Total stockholders’ equity	24,193,000	25,020,000
Total liabilities and stockholders’ equity	$30,806,000	$31,516,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2013	2012
Sales	$6,285,000	$8,356,000
Cost of goods sold	3,456,000	3,797,000
Gross profit	2,829,000	4,559,000
Operating expenses:
Selling and marketing	1,395,000	1,614,000
Research and development	1,181,000	1,697,000
General and administrative	849,000	950,000
Restructuring	243,000
Total operating expenses	3,668,000	4,261,000
(Loss) income from operations	(839,000)	298,000
Other expense, net	(9,000)	(30,000)
(Loss) income before income taxes	(848,000)	268,000
Income tax provision (benefit)	18,000	(21,000)
Net (loss) income	$(866,000)	$289,000

Basic (loss) income per share	$(0.08)	$0.03
Diluted income per share		$0.03

Weighted average common shares used in basic and diluted income (loss) per share	11,116,000	11,116,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three Months Ended March 31,
	2013	2012
Gross Profit Reconciliation
GAAP gross profit	$2,829,000	$4,559,000
Amortization of purchased intangible assets(a)	234,000	279,000
Stock-based compensation(b)	5,000	3,000
Non-GAAP gross profit	3,068,000	4,841,000
Non-GAAP gross profit percentage of sales	48.8%	57.9%

Operating Expense Reconciliation
GAAP operating expense	3,668,000	4,261,000
Stock-based compensation (b)	(52,000)	(64,000)
Restructuring costs(c)	(243,000)
Non-GAAP operating expenses	3,373,000	4,197,000

Net (Loss) Income Reconciliation
GAAP net (loss) income	(866,000)	289,000
Amortization of purchased intangible assets(a)	234,000	279,000
Stock-based compensation (b)	57,000	67,000
Restructuring costs(c)	243,000
Non-GAAP net (loss) income	$(332,000)	$635,000

Net (Loss) Income per Common Share
GAAP basic and diluted(d) net (loss) income per share	$(0.08)	$0.03
Non-GAAP basic and diluted(d) net (loss) income per share	$(0.03)	$0.06

The Non-GAAP measures above, and the reconciliation to our GAAP results for the periods presented, reflect adjustments relating to the following items:

(a) Amortization of purchased intangible assets - a non-cash expense arising from the acquisition of intangible assets that the Company is required to amortize over their expected useful life. The amount of purchased intangible assets increased significantly as a result of the acquisition of the USP and SP2000 signaling technologies acquired from GENBAND.

(b) Stock-based compensation costs - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

(c) Restructuring costs - costs incurred as a result of restructuring activities taken to bring operating expenses more in line with expected revenues.

(d) Basic and diluted net income per common share are identical for the three months ended March 31, 2012.